Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our reports dated April 4, 2024 with respect to the consolidated financial statements and internal control over financial reporting of Sportsman’s Warehouse Holdings, Inc. included in the Annual Report on Form 10-K for the year ended February 3, 2024, which are incorporated by reference in this Registration Statement. We consent to the incorporation by reference of the aforementioned reports in this Registration Statement.

/s/ GRANT THORNTON LLP

Salt Lake City, Utah

June 5, 2024

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